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                                                                   Exhibit 10.24

                              CONSULTING AGREEMENT


     This CONSULTING AGREEMENT ("Agreement") is made and entered into as of the first day of March, 2004 by and between Standard Parking Corporation, a Delaware corporation ("Standard") and Gunnar E. Klintberg ("Consultant").

                                    RECITALS


     A. Standard is an operator and developer of parking facilities throughout the United States.

     B. Consultant possesses certain special and unique knowledge which may benefit Standard in obtaining parking operations and opportunities in the New York City metropolitan area (the "New York City Region"), as well as contacts which may lead to parking operations and/or opportunities in the continental United States outside the New York City Region (the "National Region").

     C. Standard desires to retain Consultant and Consultant desires to be retained by Standard and provide the services described herein on the terms and conditions described hereafter.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. RETENTION OF CONSULTANT. Effective March 1, 2004 ("Commencement Date"), Standard agrees to retain Consultant, and Consultant agrees to serve as an independent consultant to Standard on the terms and conditions set forth herein.

     2.   DUTIES.

          a. Consultant agrees to diligently and in good faith render advice, counsel and direction to Standard and its subsidiaries and affiliates (collectively "Standard") in the promotion and development of new parking operations and the consummation of contracts to operate parking facilities (which include, but are not limited to, management contracts and lease agreements) in the (a) New York City Region, and (b) National Region. Such duties shall also include contacting persons who own, manage or control parking facilities and consulting and advising Standard on special projects as may be agreed upon, from time to time, by the parties hereto. For purposes of this Agreement all references herein to "subsidiaries" or "affiliates" of Standard shall be deemed to include subsidiaries or affiliates now or hereafter existing.

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          b.   Expressly excluded from this Agreement and the scope of
Consultant's duties hereunder are: (i) any existing facilities operated by Standard, unless Consultant is specifically requested to assist in a contract renewal, extension or modification and (ii) any Non-Qualified Government Facility (hereinafter defined).

          c.   For purposes of this Agreement:

               (1) "Non-Qualified Government Facility" shall mean any parking facility or operation owned and/or operated by or on behalf of any local, state or quasi-governmental agency or authority (a "Government Facility"), for which Consultant's services under this Agreement may be construed as being regulated under the so-called "lobbying" regulations (the "Lobby Regulations") of the jurisdiction where the Government Facility is located.

               (2) "Qualified Government Facility" shall mean a Government Facility for which Consultant's services under this Agreement is either specifically exempt from the applicable Lobby Regulations or is not within the scope of the applicable Lobby Regulations of the jurisdiction where the Government Facility is located.

     3. TERM. This Agreement shall commence on the Commencement Date and shall continue for a term of one (1) year and, unless terminated as hereafter provided, automatically continuing thereafter year-to-year (the initial one (1) year term and any year-to-year continuation are together sometimes collectively hereinafter referred to as the "Term"). Either party may terminate this Agreement by giving not less than sixty (60) days' advance written notice to the other party prior to the end of the Term.

     4.   CONSULTING FEES.

          a. Unless otherwise specifically stated in the New Business Certificate (hereinafter defined), for all services rendered by Consultant hereunder resulting in the consummation of a contract to lease or operate a privately owned parking facility or a Qualified Government Facility that does not: (i) require MBE Affiliation (hereinafter defined), or (ii) require any capital contribution by Standard, Standard shall pay Consultant a fee (the "Consulting Fee") of twenty percent (20%) of the aggregate Net Operating Profit of Qualifying New Business Locations.

          b.   For purposes of this Agreement:

               (1) "Qualifying New Business Location" shall mean a contract (including, but not limited to, a management contract and lease agreement) entered into by Standard, to operate a privately owned parking facility or Qualified Government Facility at a location which Standard does not currently lease or operate, which is suggested to Standard by Consultant and is stipulated by the parties as a "Qualifying New Business

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Location" on a certificate in the form of EXHIBIT A attached hereto (the "New
Business Certificate").

               (2) (a) If Consultant shall suggest a parking operation or development opportunity, privately owned or a Qualified Government Facility, which is either/or: (a) in the National Region, (b) requires a capital investment, or (c) requires an MBE Affiliation, the Consulting Fee shall be negotiated on a case-by-case basis and the parties shall stipulate their agreement to a revised Consulting Fee in the New Business Certificate. For purposes of this Agreement "MBE Affiliation" shall mean any governmental or quasi-municipal parking facilities which require an operator to operate such governmental or quasi-municipal parking facilities pursuant to or in conjunction with a minority business enterprise, disadvantaged business enterprise or other affiliation specified by such governmental or quasi-municipal agency.

                    (b) If Consultant shall suggest a Non-Qualified Government Facility, then, in such event, the parties shall stipulate and agree, in writing, to a separate agreement regarding the scope of Consultant's activities on behalf of Standard, as well as a fee arrangement which shall comport in all respects to the legal requirements of the Lobby Regulations governing such activities of Consultant with respect to the Non-Qualified Government Facility.

               (3) "Net Operating Profit" shall mean either: (x) the balance remaining after deducting all Operating Expenses of the Qualifying New Business Locations from the Gross Revenues of all Qualifying New Business Locations, or
(y) the fee(s) Standard receives for operating all such Qualifying New Business Locations under a management, operating or service agreement, after deducting all non-reimbursable Operating Expenses for all such Qualifying New Business Locations. Gross Revenues, as well as Operating Expenses, shall be determined solely by Standard as stated in Standard's profit and loss statements.

               (4) "Operating Expenses" shall mean any and all expenses incurred by Standard in its operation of any Qualifying New Business Location under this Agreement including, but not limited to, rent, payroll, payroll burden, payroll taxes, employee benefits (including worker's compensation), license and permit fees, insurance and bond expenses (including any deductible losses paid), depreciation and amortization of capital expenditures of Standard (including cost of acquiring a Qualifying New Business Location, e.g., cost of contract), costs of maintenance and repair required of Standard, uniforms, supplies, tools, cleaning, utility charges, bookkeeping and administrative expenses, tickets, postage, stationery including report forms, computer use fee, bank charges, computerized accounts receivable fee, property damage, loss from theft or robbery, and losses resulting from vehicle damage to the extent not covered by insurance (including attorney's fees and court costs to defend the owner of the facility and/or Standard in actions brought to recover damages for such losses), real estate taxes and assessments and any other taxes, except taxes on Standard's income; provided, however, if Standard is reimbursed for any Operating Expense which is incurred and paid

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by Standard, such Operating Expense shall be excluded from the computation of
Net Operating Profit hereunder.

               (5) Based on the aggregate of all Qualifying New Business Locations generated by Consultant, Standard will calculate the aggregate Net Operating Profit or aggregate Net Operating Loss of all Qualifying New Business Locations. For purposes of this Agreement, "Net Operating Loss" shall mean the deficit if the aggregate Gross Revenues of all Qualifying New Business Locations is exceeded by the aggregate Operating Expenses of all Qualifying New Business Locations. The Consulting Fee shall be computed on the aggregate Net Operating Profit or aggregate Net Operating Loss of all Qualifying New Business Locations each month. If a Qualifying New Business Location terminates prior to the expiration of the term of the contract for the Qualifying New Business Location and a Net Operating Loss is sustained, the amount of such loss shall be considered and factored at the time of the next month's computation of the Consulting Fee.

               (6) Within thirty (30) days after the end of each month, Standard shall remit to Consultant the Consulting Fee earned for the preceding month, together with a true and complete copy of Standard's profit and loss statement for each Qualifying New Business Location and a consolidated statement for all Qualifying New Business showing the aggregate Net Operating Profit (or Net Operating Loss) and Consulting Fee earned for the preceding month. Such monthly Consulting Fee payments shall be subject to any adjustment of Gross Revenue and/or Operating Expenses and/or management, operating or service fees which may from time to time occur, and to an annual adjustment following the close of each contract year. If at the end of any month there is an aggregate Net Operating Loss for all Qualifying New Business Locations, while Consultant shall not be required to reimburse Standard for such Net Operating Loss, such Net Operating Loss shall be accrued, carried forward and applied as an offset against any Consulting Fee payments becoming due to Consultant under this Agreement until the entire accrued Net Operating Loss is offset. No Consulting Fee shall be paid prior to the offset of any such accrued Net Operating Loss.

               (7) The Consulting Fee represents and constitutes the entire financial obligation of Standard to Consultant, and Consultant agrees that it shall not be entitled to any other compensation. Except as otherwise provided in
Section 12 herein, upon expiration or earlier termination of this Agreement and/or Consultant's services hereunder, the Consulting Fee shall continue to be paid so long as Standard continues to operate the Qualifying New Business Location.

     5. AUTHORIZED EXPENSES/REIMBURSEMENT. Standard will reimburse Consultant for reasonable business expenses incurred by Consultant in connection with the performance of its duties outlined herein. Any such expense reimbursement requested by Consultant during the term shall be expressly conditioned upon Consultant receiving advance approval from Standard.

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     6.   OPERATION OF PARKING FACILITIES TO BE SOLELY BY STANDARD. Until a
Qualifying New Business Location is agreed to in writing by mutual execution of a New Business Certificate, Standard shall be permitted to make separate contact with individuals, firms or companies, separately submit bids or proposals in the name of Standard and take any other action with respect to development and acquisition of parking facilities solely under, by or through the name of Standard without such parking facilities being included as part of this Agreement.

     7. RELATIONSHIP. Consultant is retained hereunder only for the purpose and to the extent set forth in this Agreement and his relationship to Standard is that of an independent contractor and not an agent or employee. The personnel performing services under this Agreement shall at all times be under Consultant's exclusive direction and control and shall be employees of Consultant and not Standard. Consultant shall pay all wages, salaries, and other amounts due his employees in connection with this Agreement and shall be responsible for all reports and obligations respecting them relating to social security, income tax withholding, unemployment compensation, workers' compensation, and similar payroll reporting and employment matters.

     8. BENEFITS. Consultant shall not acquire any rights under any pension, stock option, group insurance or any other benefit plans of Standard by reason of this Agreement.

     9. ASSIGNMENT. This Agreement is a personal service contract and may not be assigned by Consultant. Standard may assign this Agreement and the Agreement shall be binding upon and inure to the benefit of any successor or assignee of Standard. Consultant may retain, at his own expense, partners, associates and staff to assist Consultant, as Consultant deems appropriate; however, Consultant shall retain and exercise his personal oversight and supervision of any such activities and shall advise the Responsible Parties of the contents of this Agreement, specifically, Section 12 hereof.

     10. INDEMNIFICATION. Consultant shall indemnify, defend, and hold harmless Standard from and against all claims and actions, and all expenses incidental to such claims or actions, based upon or arising out of damage to property or injuries to persons or other tortuous acts caused or contributed to by Consultant or anyone acting under his direction or control or in his behalf in the course of their performance under this Agreement, provided the Consultant's aforesaid indemnity and hold harmless agreement shall not be applicable to any liability based upon the sole negligence of Standard. This Section 10 and Consultant's indemnity obligation shall survive the termination of this Agreement for any reason.

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     11.  NOTICES. Any notice or communications to be given shall be in writing and shall be served personally, by express courier, facsimile copy, or mailed by United States registered or certified mail, return receipt requested, to the following addresses:

          To :                      Standard Parking Corporation
                                    Attn: Legal Department
                                    900 North Michigan Avenue
                                    Suite 1600
                                    Chicago, IL 60611
                                    Fax # (312) 640-6162

          To Consultant:            Mr. Gunnar E. Klintberg
                                    545 Steamboat Road
                                    Greenwich, CT 06830
                                    Fax # (203) 661-5756


     12. COVENANTS AGAINST UNFAIR COMPETITION AND DISCLOSURE OF CONFIDENTIAL INFORMATION.

          a. During the term of this Agreement, Consultant and, as applicable, his partners, associates, employees and/or affiliates (collectively hereinafter referred to as "Responsible Parties") will have access to and will gain knowledge with respect to trade secrets and private and secret processes of Standard, confidential information concerning the financial statements and operations of Standard, its sales and marketing activities and procedures, its bidding techniques, its design and construction techniques, product research and engineering data, its customer lists of owners of parking facilities, or credit and financial data concerning such customers or potential customers (in the aggregate referred to hereinafter as "Secret and Confidential Information"). Consultant acknowledges that the Secret and Confidential Information constitutes a valuable, special and unique asset of Standard, to which Standard has the right to retain and hereby does retain all of its proprietary interests. However, access to and knowledge of the Secret and Confidential Information is essential to the performance of Consultant's services for Standard. In recognition of this fact, Consultant agrees that neither the Consultant nor any Responsible Parties will, during or after the term of this Agreement, disclose or divulge any of such Secret and Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (except as necessary in the performance of Consultant's duties hereunder) or make use of any of the Secret and Confidential Information for his own purpose or those of the Responsible Parties.

          b. Consultant acknowledges and agrees that the remedy at law for any breach of this Section 12 will be inadequate and that the damages flowing from such

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breach are not readily measurable in monetary terms. Accordingly, it is acknowledged that Standard shall be entitled, among other remedies, to immediate injunctive relief for any breach and, if the court so permits, to obtain a temporary order restraining any threatened or further breach. This covenant shall nevertheless, if breached, give rise to monetary damages, if any, in accordance with the other provisions of this Agreement. Upon the breach or threatened breach, Standard shall be relieved of any and all obligations to pay any Consulting Fee then due and owing or to become due and owing to Consultant.

          c. The covenants on the part of Consultant set forth in this Section 12 shall be construed as agreements independent of any other provisions of this Agreement, and the existence of any claim or cause of action of the Consultant against Standard, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Standard of these covenants.

     13. DEATH OR DISABILITY OF GUNNAR E. KLINTBERG. In the event of the death or disability (as determined by Standard in its sole discretion) of Gunnar E. Klintberg occurring during the term of this Agreement, this Agreement shall be deemed terminated upon notice from Standard. Consulting Fees earned for Qualifying New Business Locations will be paid in accordance with Section 4 and, unless otherwise provided in the New Business Certificate, shall be paid to Gunnar E. Klintberg or Gunnar E. Klintberg's beneficiaries, as applicable, so long as Standard continues to operate the Qualifying New Business Location.

     14. REPRESENTATIONS BY CONSULTANT. In representing Standard to third parties, neither Consultant nor any of the Responsible Parties, shall have or represent itself or himself as having any authority to bind or commit Standard to any contract, to invest funds, or to extend a line of credit in the name of Standard.

     15.  TERMINATION. In addition to the termination rights set forth in
Section 3 herein, this Agreement may be terminated by either party if the other party defaults in any of its obligations hereunder, and fails to cure such default within fifteen (15) days following receipt of written notice thereof. Provided, however, a violation by Consultant and/or the Responsible Parties of
Section 12 herein shall constitute grounds for immediate termination of this Agreement by Standard and forfeiture of any Consulting Fees, Fee Advance and/or other sums due or to become due to Consultant hereunder.

     16. INVALID PROVISIONS. Should any portion of this Agreement, for any reason, be declared by a court of competent jurisdiction to be unreasonable or invalid, any such unreasonable portion shall be enforceable to the extent deemed reasonable by such court and any such invalidity shall not affect the remaining portion of this Agreement, which remaining portions shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated; it being the intention of the

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parties that they would have executed the remaining portion of this Agreement without including any such invalid portion.

     17. GOVERNING LAW AND METHOD OF AMENDMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and contains the entire understanding and agreement between the parties and shall not be amended, modified or supplemented, except by written agreement by the parties hereto.

     18. INTEGRATION. This Agreement and the attached Exhibits constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements between the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date first above written.

                          Standard Parking Corporation

                          By:    /s/ Steven A. Warshauer
                             -----------------------------------------------
                                 Steven A. Warshauer
                                 Executive Vice President


                          CONSULTANT:

                                 /s/ Gunnar E. Klintberg
                          --------------------------------------------------
                                 Gunnar E. Klintberg

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                                    EXHIBIT A
                            NEW BUSINESS CERTIFICATE

     The undersigned hereby stipulate and agree that the following constitutes Qualifying New Business Location for purposes of the Consulting Agreement dated as of ________________, 2004 between Gunnar E. Klintberg and Standard Parking
Corporation:

       Location(s):                     Description:

     ____________________________     __________________________________________


     ____________________________     __________________________________________


     ____________________________     __________________________________________


     ____________________________     __________________________________________


     If the Consulting Fee is other than as set forth in the Consulting Agreement, the parties stipulate and agree that the Consulting Fee for the following Qualifying New Business Location shall be as follows: _______________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                                    ----------------------------
                                                      Gunnar E. Klintberg

                                               Date:
                                                    ----------------------------

Agreed and Approved by:

Standard Parking Corporation

By:
    ----------------------------------
           Steven A. Warshauer
            Executive Vice President

Date:
     ---------------------------------

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